EXHIBIT 10.16

The portions of this Agreement marked with three asteriks in brackets ([***]) have been omitted pursuant to an application for confidential treatment under rule 24b-2 of the Securities Exchange Act of 1934 and have been filed seperately with the Securities and Exchange Commission.

SETTLEMENT AGREEMENT

      SETTLEMENT AGREEMENT (this "Agreement"), dated December 31, 2002 (the "Effective Date"), by and between Kinetic Concepts, Inc., a Texas corporation ("KCI"), KCI USA, Inc., a Delaware corporation ("KCI_USA"), Medical Retro Design, Inc., a Delaware corporation ("MRD", and, together with KCI and KCI USA, the "Plaintiffs" or the "KCI Entities"), the shareholders of KCI set forth on the signature pages hereof (the "KCI Shareholders"), Hillenbrand Industries, Inc., an Indiana corporation ("Hillenbrand Industries"), Hill-Rom, Inc., an Indiana corporation ("Hillenbrand Industries"), Hill-.Rom Company, Inc. an Indiana corporation ("Hill-Rom", and, together with Hillenbrand Industries and Hill-Rom, Inc., the "Defendants" or the "Hillenbrand Entities"), and the shareholders of Hillenbrand Industries set forth on the signature pages hereof (the "Hillenbrand Shareholders").

      WHEREAS, the KCI Entities and the Hillenbrand Entities are or have been in the business of designing, manufacturing, distributing, selling, renting and servicing therapeutic systems and equipment for use in diverse health care settings (the "Business");

      WHEREAS, on or about August 16, 1995, the Plaintiffs commenced a lawsuit against the Defendants styled Kinetic Concepts, Inc., et al. v. Hillenbrand Industries, Inc., et al., No. SA-95-CA-0755-FB (the "Action"), in the U.S. District Court for the Western District of Texas (the "Court"); and

      WHEREAS, subject to the terms hereof, the parties hereto now wish to settle and release certain claims by them against the others as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Stipulation and Proposed Order of Dismissal with Prejudice. Immediately following the deposit of the Settlement Payment (as defined in section 4(a) of this Agreement) into escrow as contemplated by section 4(a) of this Agreement, the Plaintiffs will deliver to the Defendants' counsel in the Action a Stipulation of Dismissal and a Proposed Order of Dismissal with Prejudice, pursuant to Federal Rule of Civil Procedure 41(a), in the forms attached hereto as Exhibit A (together, the "Stipulation and Proposed Order"), executed by counsel for the Plaintiffs. The Defendants shall thereupon file the Stipulation and Proposed Order with the Court within one business day of their receipt thereof. The Plaintiffs and the Defendants agree to use their respective best efforts to secure the prompt entry of the Stipulation and Proposed Order by the Court. The parties hereby expressly acknowledge, understand, and agree that this Agreement and the Stipulation and Proposed Order constitute a compromise of disputed and unliquidated claims, and that by entering into this Agreement and the Stipulation and Proposed Order they do not intend nor shall they be deemed to admit any liability or fault with respect to the claims 2. released herein. The parties further agree that neither this Agreement nor the Stipulation and Proposed Order shall be admissible by any of them in any proceeding except a proceeding to enforce this Agreement and, subject to Section 5 hereof, in any such proceeding this Agreement shall be filed under seal.

2. Mutual Release.

    Subject to sections 2(c) and 2(d) hereof, the Plaintiffs, the KCI and each of their respective successors, assigns, affiliates and subsidiaries hereby irrevocably and forever release, remise, cancel, acquit and discharge the Defendants and the Hillenbrand Shareholders, their respective successors, assigns, affiliates and subsidiaries, and each of their respective officers, directors, shareholders, partners, members, employees, representatives, attorneys, advisors and agents (collectively, the "Defendants Released Parties"), both individually and in corporate capacities as such, from any and all actions, causes of action, claims, counter-claims, cross-claims, liabilities, demands, debts, liens, damages, multiple damages, punitive damages, costs, losses, attorneys' fees, expenses and/or compensation of any kind and nature whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, asserted or unasserted, contingent or accrued, at law or in equity, under statute, rule, regulation, at common law or otherwise, that any of the Plaintiffs or the KCI Shareholders has, ever had or ever in the future can, shall or may have, against any of the Defendants Released Parties relating to, in connection with or arising out of the Action or the Business based on conduct or events from the beginning of time through the date hereof (collectively, the "Plaintiffs' Claims"). Subject to sections 2(c) and 2(d) hereof the Plaintiffs and the KCI Shareholders expressly acknowledge and agree that the foregoing release is a full general release which includes, without limitation, all Plaintiffs' Claims which may result from the current or future effects of conduct or events occurring prior to or which may exist as of the Effective Date, including without limitation those which the Plaintiffs and the KCI Shareholders do not know exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which might, if known, have materially affected their decision to enter into this Agreement. For purposes of this Agreement, "affiliate" shall have the meaning given such term in Rule 1 2b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Subject to sections 2(c) and 2(d) of this Agreement, the Defendants, the Hillenbrand Shareholders and each of their respective successors, assigns, affiliates and subsidiaries hereby irrevocably and forever release, remise, cancel, acquit and discharge the Plaintiffs and the KCI Shareholders, their respective successors, assigns, affiliates and subsidiaries, and each of their respective officers, directors, shareholders, partners, members, employees, representatives, attorneys, advisors and agents (collectively, the "Plaintiffs Released Parties"), both individually and in corporate capacities as such, from any and all actions, causes of action, claims, counter-claims, cross-claims, liabilities, demands, debts, liens, damages, multiple damages, punitive damages, costs, losses, attorneys~ fees, expenses and/or compensation of any kind and nature whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, asserted or unasserted, contingent or accrued, at law or in equity, under statute, rule, regulation, at common law or otherwise, that any of the Defendants or the Hillenbrand Shareholders has, ever had or ever in the future can, shall or may have, against any of the Plaintiffs Released Parties relating to, in connection with or arising out of the Action or the Business based on conduct or events from the beginning of time through the date hereof (collectively, the "Defendants' Claims"). Subject to sections 2(c) and 2(d) hereof, the Defendants and the Hillenbrand Shareholders expressly acknowledge and agree that the foregoing release is a full general release which includes, without limitation, all Defendants' Claims which may result from the current or future effects of conduct or events occurring prior to or which may exist as of the Effective Date, including without limitation those which the Defendants and the Hillenbrand Shareholders do not know exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which might, if known, have materially affected their decision to enter into this Agreement.

    Notwithstanding the provisions of sections 2(a) and 2(b) of this Agreement, the parties specifically agree that the mutual releases set forth therein shall not release, remise, cancel, acquit or discharge the parties' obligations relating to, in connection with or arising under: (i) this Agreement; (ii) previously executed letter agreements between or among the parties or any of them concerning or comprising settlement communications; (iii) (A) that certain Joint Defense and Confidentiality Agreement, dated as of May 8, 2001, by and among Skadden, Arps, Slate, Meagher & Flom LLP, Jones, Day, Reavis & Pogue and Baker & McKenzie, as amended by that certain First Addendum to Joint Defense and Confidentiality Agreement, dated as of December 1, 2001, and (B) that certain Confidentiality Agreement, dated as of December 1, 2001, by and between KCI and Hillenbrand Industries; (iv) binding agreements between or among the parties or any of them entered on or after the Effective Date; or (v) any post-Effective Date conduct or events, except as expressly set forth in section 2(d) hereof, and without modifying or limiting the release of future effects of conduct or events occurring prior to or which may exist as of the Effective Date as set forth in sections 2(a) and 2(b) hereof.

    Notwithstanding the provisions of sections 2(a) and 2(b) of this Agreement, the parties specifically agree that with respect to conduct or events occurring after the Effective Date, the following shall constitute released or non-released claims:

    Released Claims include actions, causes of action, claims, counter-claims, cross-claims, liabilities, demands, debts, liens, damages, multiple damages, punitive damages, costs, losses, attorneys' fees, suspected or unsuspected, disclosed or undisclosed, asserted or unasserted, contingent or accrued, at law or in equity, under statute, rule, regulation, at common law or otherwise, relating to, in connection with or arising out of: [***].

    Non-Released Claims include actions, causes of action, claims, counter-claims, cross-claims, liabilities, demands, debts, liens, damages, multiple damages, punitive damages, costs, losses, attorneys' fees, expenses and/or compensation of any kind and nature whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, asserted or unasserted, contingent or accrued, at law or in equity, under statute, rule, regulation, at common law or otherwise, relating to, in connection with or arising out of: [***].

3. Representations, Warranties, Covenants and Agreements.

    The Plaintiffs and the KCI Shareholders represent and warrant that as of the Effective Date they have not assigned to any third party any Plaintiffs' Claims relating to, in connection with or arising out of the Action or the Business and that no third party has any rights to any actual or purported Plaintiffs' Claims. Plaintiffs and the KCI Shareholders covenant and agree not to assign any Plaintiffs' Claims to any third party from the Effective Date for so long this Agreement shall remain in effect.

    The Defendants and the Hillenbrand Shareholders represent and warrant that as of the Effective Date they have not assigned to any third party any Defendants' Claims relating to, in connection with or arising out of the Action or the Business and that no third party has any rights to any actual or purported Defendants' Claims. Defendants and the Hillenbrand Shareholders covenant and agree not to assign any Defendants' Claims to any third party from the Effective Date for so long this Agreement shall remain in effect.

    The Plaintiffs and the KCI Shareholders covenant and agree to notify the Defendants in writing no later than two (2) business days following a Bankruptcy, a Change of Control (as defined in section 4(b) of this Agreement) or the termination or abandonment of a Change of Control Arrangement (as defined below).

    4. Settlement Payment.

    The amount to be paid by the Hillenbrand Entities to the Plaintiffs on the Payment Date (as such term is defined below) shall be $175,000,000 (the "Settlement Payment"). Within five (5) business days of the Effective Date, the Settlement Payment shall be made by wire transfer in immediately available funds to an account at U.S. Bank National Association, to be held in escrow until the Payment Date (as defined below) pursuant to the Escrow Agreement dated as of the date hereof among the Plaintiffs, the Defendants and U.S. Bank National Association (the "Escrow Agreement"). The Settlement Payment (less any accrued interest thereon) shall be made from such escrow account to the Plaintiffs in accordance with the Escrow Agreement no later than one (1) business day following the Court's approval of the Stipulation and Proposed Order (such date being referred to herein as the "Payment Date"). If, for any reason (subject to the Plaintiffs' and Defendants' respective "best efforts" obligations as set forth in section 1 of this Agreement), the Court's approval of the Stipulation and Proposed Order shall not occur by the end of twenty-five (25) calendar days following the Effective Date, then, at the option of any of the Plaintiffs or the Defendants, (i) this Agreement shall be terminated and of no force and effect upon written notice (the "Termination Notice") to the other parties to this Agreement and the Escrow Agent (as such term is defined in the Escrow Agreement), and (ii) the Settlement Amount (plus any accrued interest thereon) shall be returned to the account of the Defendants in accordance with the Escrow Agreement.

    Within two (2) business days after the one year anniversary of the Payment Date, the Hillenbrand Entities shall pay to the Plaintiffs, by wire transfer in immediately available funds, an additional $75,000,000 (the "Additional Payment") (which amount shall be considered an additional payment in settlement of the Action, and not a penalty), so that the aggregate amount payable by the Defendants hereunder shall be $250,000,000, unless, as of the one year anniversary of the Payment Date:

    a Bankruptcy or a Change of Control (each as defined below) has occurred; or

    a definitive, binding agreement regarding a proposed Change of Control (a "Change of Control Arrangement") has been entered into by any KCI Entity or KCI Shareholder with any Person and is then in effect; provided, however, that that if such Change of Control Arrangement is terminated or abandoned, then the Additional Payment shall be made by the Hillenbrand Entities to the Plaintiffs within five (5) business days following such termination or abandonment.

If either of the foregoing events has occurred as of the one year anniversary of the Payment Date, no payment of the Additional Payment shall be due (except as provided in clause (ii) above). For purposes of this Agreement, a "Bankruptcy" shall occur if KCI shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against KCI seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against KCI, either such proceeding shall remain undismissed for a period of ninety (90) days or any of the actions sought in such proceeding shall occur; or KCI shall voluntarily commence dissolution or liquidation proceedings. For purposes of this Agreement, "Change of Control" means any transaction or series of related transactions pursuant to which: (i) any one or more Persons shall acquire, directly or indirectly, through merger, consolidation, share exchange, acquisition, recapitalization, reorganization or otherwise, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of KCI representing more than 50% of the combined voting power of KCI entitled to vote in the election of directors; or (ii) any one or more Persons shall acquire, directly or indirectly, all or substantially all of the assets of KCI or all or substantially all of the assets of the VAC Business or the surface bed business of the KCI Entities (the "Surface Bed Business"); provided, however, that any change of beneficial ownership in any securities of KCI as a result of any public offering shall not be included in any calculation of combined voting power pursuant to clause (i) above; provided further, by way of example only and without otherwise qualifying the language above, that the following shall not constitute a "Change of Control" for purposes of this Agreement: (x) any reorganization, recapitalization, share exchange, consolidation or similar transaction or series of related transactions which does not effect a change in the beneficial ownership of more than 50% of the combined voting power of all securities of KCI entitled to vote in the election of directors; (y) any change of beneficial ownership resulting from a transfer of securities from any KCI Shareholder to any other KCI Shareholder or to any affiliate of any KCI Shareholder; and (z) any merger effected exclusively for the purpose of changing KCI's domicile. For purposes of this Agreement, "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, other entity, any government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official, other than any of the KCI Entities or any of the KCI Shareholders.

5. Disclosure. Each of the parties hereto agrees to maintain the confidentiality of this Agreement and the terms hereof, provided, however, that: (a) the Plaintiffs and the Defendants shall issue separate press releases substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively, with respect to the settlement of the Action; and (b) the Plaintiffs and the Defendants may and shall each make disclosures only to the extent that any such disclosing party receives advice of counsel from a nationally recognized securities law firm that such disclosure (in form, substance and scope) is required under applicable federal securities laws, and regulations.

6. Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matters discussed herein, and supplants all discussions, representations and understandings of any kind concerning such subject matters that preceded the execution of this Agreement, and is the exclusive agreement between the parties on these subjects from the time of execution.

7. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and taken together shall constitute one and the same Agreement. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

8. Modification. This Agreement may not be changed orally, but only in writing signed by the parties hereto.

9. Jurisdiction and Service of Process. Each of the parties agrees that any federal court sitting in the Northern District of Georgia shall have the exclusive jurisdiction to enforce any provision of, or decide any dispute between the parties related to or arising out of, this Agreement, and consents to service of process for purposes of such proceeding.

10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

11. Authority. Each party represents and warrants that it has the authority to execute and deliver this Agreement and to perform its obligations hereunder.

12. Documents.

    Plaintiffs and Defendants acknowledge that they are subject to that certain Protective Order, file-dated as of April 9, 1996 (the "Protective Order"), and agree that upon the Effective Date, the Action will be deemed terminated within the meaning of Paragraph 19 thereof, whereupon the Plaintiffs' and Defendants' respective obligations and the other provisions set forth in Paragraphs 19 of the Protective Order shall take effect. In carrying out their obligations under this section 12 and Paragraph 19 of the Protective Order, the Plaintiffs and the Defendants shall have the option of destroying or returning to the other party the covered documents; provided, however, that each party notify the other party prior to the destruction of any covered documents and that any party may elect to have any such covered documents returned to it at its own cost and expense. In the event any party hereto requests that any other party return or destroy any documents or materials not subject to the Protective Order, the party receiving such request shall return or destroy such documents or materials, as the case may be, and the party requesting such return or destruction shall promptly reimburse the other party for all costs and expenses (including, without limitation, attorneys' fees) in connection therewith.

    Compliance with the obligations set forth or referenced in this Section 12 and the Protective Order shall be confirmed by written certification to the other party within the period prescribed by Paragraph 19 of the Protective Order that the terms of such Paragraph 19 have been fulfilled by the return or destruction of the covered documents.

    13. Binding Effect.

    Except as otherwise expressly provided herein, this Agreement shall bind and be binding upon the Defendants, the Hillenbrand Shareholders, the Plaintiffs and the KCI Shareholders, each of their successors, assigns, affiliates and subsidiaries, and each of their respective officers, directors, shareholders, partners, members, employees, representatives, attorneys, advisors and agents, both individually and in corporate capacities as such. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of the Defendants, the Hillenbrand Shareholders, the Plaintiffs, the KCI Shareholders, and each of their successors, assigns, affiliates and subsidiaries, and each of their respective officers, directors, shareholders, partners, members, employees, representatives, attorneys, advisors and agents, both individually and in corporate capacities as such.

    Each of the parties hereto specifically agrees to cause any successor, assign, affiliate, subsidiary or other transferee of any portion of the Business (except for transactions in the ordinary course of business) to be bound by the terms of this Agreement.

14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree to amend any such term, provision, covenant or restriction to the extent possible to comply with applicable law to give maximum effect to their intent as set forth in this Agreement.

15. Notices. Any written notice, instruction, direction or other communication shall be in writing and shall be given by prepaid certified or registered United States mail, return receipt requested, reliable overnight courier service or facsimile. Any such notice, instruction, direction or communication shall be deemed to be received three business days after any such mailing, at the time of the scheduled delivery by such courier service or upon receipt of answerback confirmation of such facsimile; and in each case shall be given to the parties at the addresses set forth below or such other address as notified to the other parties hereto subsequent to the Effective Date:

            If to Hillenbrand Industries:
                   Hillenbrand Industries, Inc.
                   700 State Route 46E
                   Batesville, [N 47006
                   Attention: General Counsel
                   Facsimile: 812-934-8258

            If to Hill-Rom:
                   Hill-Rom Company, Inc.
                   1069 State Route 46E
                   Batesville, IN 47006
                   Attention: President/CEO
                   Facsimile: 812-934-8329
                   Copy: General Counsel of Hillenbrand Industries
                   Facsimile: 812-934-8258

            If to Hill-Rom, Inc.:
                   Hill-Rom, Inc.
                   1069 State Route 46E
                   Batesville, IN 47006
                   Attention: President/CEO
                   Facsimile: 812-934-8329
                   Copy: General Counsel of Hillenbrand Industries
                   Facsimile: 812-934-8258

            If to KCI:
                   Kinetic Concepts, Inc.
                   8023 Vantage Road
                   San Antonio, TX
                   Attention: General Counsel
                   Facsimile: 210-255-6204

            If to KCI USA:
                   8023 Vantage Road
                   San Antonio, TX
                   Attention: General Counsel
                   Facsimile: 210-255-6204

            If to MRD:
                   8023 Vantage Road
                   San Antonio, TX
                   Attention: General Counsel
                   Facsimile: 210-255-6204

            If to Blum Capital Partners:
                   Blum Capital Partners
                   909 Montgomery Street, Suite 400
                   San Francisco, CA 94133
                   Facsimile: 415-283-0641
                   Attention: General Counsel

            If to Fremont Partners:
                   Fremont Partners
                   199 Fremont Street
                   23rd Floor
                   San Francisco, CA 94105
                   Facsimile: 415-512-7121
                   Attention: Kevin Baker, Managing Director and General Counsel

            If to Dr. James Leininger:
                   c/o Kinetic Concepts, Inc.
                   8023 Vantage Road
                   San Antonio, TX
                   Attention: General Counsel
                   Facsimile: 210-255-6204

            If to Hillenbrand Shareholders:
                   c/o Hillenbrand Industries, Inc.
                   700 State Route 46E
                   Batesville, IN 47006
                   Attention: General Counsel
                   Facsimile: 812-934-8258

[Signature pages follow]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the 31 day of December, 2002.

                                                 HILLENBRAND INDUSTRIES, INC.

                                                 /s/ Scott K. Sorensen
                                                 Name:_Scott K. Sorensen
                                                 Title:_VP & CFO

                                                 HILL-ROM COMPANY, INC.

                                                 /s/ R.E. Wasser
                                                 Name:_R. E. Wasser
                                                 Title:_ President & CEO

                                                 HILL-ROM, INC.

                                                 /s/ R.E. Wasser
                                                 Name:_ R. E. Wasser
                                                 Title:_ President & CEO

                                                 KINETIC CONCEPTS, INC.

                                                 /s/ Dennert O. Ware
                                                 Name:_ Dennert O. Ware
                                                 Title:_President & CEO

                                                 KCI USA, INC.

                                                 /s/ Dennert O. Ware
                                                 Name:_Dennert O. Ware
                                                 Title:_President & CEO

                                                 MEDICAL RETRO DESIGN, INC.

                                                 /s/ Dennis E. Noll
                                                 Name:_Dennis E. Noll
                                                 Title:_Vice President

                                                 JAMES R. LEININGER, M.D.

                                                 /s/ James R. Leininger M.D.
                                                 Name:_James R. Leininger, M.D.

                                                 FREMONT PARTNERS, L.P.

                                                 /s/ James Farrell
                                                 Name:_James Farrell
                                                 Title:_Managing Director

                                                 BLUM CAPITAL PARTNERS, L.P.

                                                 /s/ A. Colin Lind
                                                 Name:_A. Colin Lind
                                                 Title:_Managing Partner

                                                 W. AUGUST HILLENBRAND

                                                 /s/ W. August Hillenbrand
                                                 Name:_W. August Hillenbrand

                                                 DANIEL A. HILLENBRAND

                                                 /s/ Daniel A. Hillenbrand

                                                 RAY J. HILLENBRAND

                                                 /s/ Ray J. Hillenbrand

                                                 JOHN A. HILLENBRAND II

                                                 /s/ John A. Hillenbrand II